UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 4, 2005

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Current Report and in the accompanying exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 4, 2005, TOR Minerals International, Inc. issued a press release announcing financial results for the quarter ended March 31, 2005.  A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Exhibits. 99.1 Press Release, dated May 4, 2005, announcing financial results for the quarter ended March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: May 6, 2005	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 4, 2005, announcing financial results for the quarter ended March 31, 2005

Exhibit 99.1

TOR MINERALS INTERNATIONAL REPORTS

FIRST QUARTER 2005 FINANCIAL RESULTS

Corpus Christi, Texas, May 4, 2005, - TOR Minerals International (NASDAQ: TORM) today announced its financial results for the quarter ended March 31, 2005.   The Company reported net income of $455,000, or $0.05 per fully diluted share, on net sales of $7,139,000.   This compares with net income of $241,000, or $0.03 per fully diluted share, on net sales of $6,004,000 for the quarter ended March 31, 2004.

“First quarter results were in line with our internal expectations," said Richard Bowers, president and Chief Executive Officer of TOR Minerals.  "Demand for both our HITOX ® and ALUPREUM ® product lines is strong, as customers continue to realize the performance and value our products bring to the marketplace."

The Company said that the new HITOX production system in Corpus Christi was brought online during the quarter and is now fully functional.  "We are now experiencing the product improvements and cost savings that we anticipated when we installed the new process, and we expect the second quarter financial results will reflect the cost savings of the new process," said Mr. Bowers.

TOR Minerals will host a conference call at 4 p.m. Central Time on May 4 to further discuss first quarter results. The call will be simultaneously webcast, and can be accessed on the company's homepage at www.torminerals.com.

Based in Corpus Christi, Texas, TOR Minerals is an international manufacturer of specialty mineral products for high performance applications with plants and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties.  There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, advances in technology, changes in foreign currency rates, freight price increases, commodity price increases, delays in delivery of requirement equipment and other factors.

Contact for Further Information:

David Mossberg

Beacon Street Group Investor Relations

(817) 459-2346

Tables Follow

TOR MINERALS INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005		2004

NET SALES	$7,139		$6,004
Cost of products sold	5,364		4,485
GROSS MARGIN	1,775		1,519
GROSS MARGIN %	25%		25%
Selling, administrative and general	1,128		1,203
OPERATING INCOME	647		316
OTHER INCOME (EXPENSE):
Interest expense, net	(88)		(17)
Other, net	3		(4)
INCOME BEFORE INCOME TAX	562		295
Taxes	107		54
NET INCOME	$455		$241
Preferred stock dividends	15		11
Income available to Common Shareholders	$440		$230

Earnings per common share:
Basic	$0.06		$0.03
Diluted	$0.05		$0.03

Weighted average common shares and equivalents outstanding:
Basic	7,795		7,600
Diluted	8,119	(1)	7,947	(2)

(1) 168,000 common shares related to the 200,000 convertible preferred shares outstanding were excluded in the computation of diluted earnings per share as the effect would be antidilutive.
(2) 122,000 common shares related to the 200,000 convertible preferred shares outstanding were excluded in the computation of diluted earnings per share as the effect would be antidilutive.

TOR MINERALS INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
March 31, 2005 and December 31, 2004
(in thousands)

	March 31,	December 31,
	2005	2004
	(Un-Audited)
ASSETS
Current assets	$11,740	$12,446
Property, plant and equipment, net	20,311	18,988
Goodwill, net	1,892	1,981
Other assets	19	219
Total Assets	$33,962	$33,634

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$6,816	$6,911
Long-term debt, excluding current maturities	4,047	3,731
Deferred tax liability	372	279
Total Liabilities	11,235	10,921

Shareholders' equity	22,727	22,713
Total Liabilities & Shareholders' Equity	$33,962	$33,634